

NUMBER

SHARES

# Higher One Holdings, Inc.

COMMON Stock

$0.0010 Par Value Per Share

FULLY PAID

NON-ASSESSABLE

The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preference and/or rights. Any such request should be addressed to the Secretary of the corporation.

This Certifies that ______________________________ is the registered holder of ______________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of ______________ A.D. 20__

______________________________
Dean Hatton, President & CEO

______________________________
Miles H. Lasater, Executive Vice President